U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 27, 2011

U.S. FUEL CORPORATION

(Exact Name of registrant as specified in its Charter)

Nevada	0-31959	88-0433815
State of Incorporation)	Commission File No.	(IRS Employer Identification No.)

        277 White Horse Pike, Ste.200, Atco, N.J.          08004

        (Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, (856)   753  -  1046

Nuclear Solutions, Inc.

5505 Connecticut Ave., N.W. Ste.191, Washington, D.C.      20015

(Registrant’s former name and address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01   Item 8.01 Other Events

On June 24, 2011, Mr. Robert Schwartz was seated as a member of the Executive Committee of U.S. Fuel Corporation.

The Executive Committee was established to expedite the interests of the company. The Executive Committee has and may exercise all of the powers of the Board of Directors in the management of the business, property, and affairs of the Company, in such manner as the Executive Committee shall deem best for the interests of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Fuel Corporation
Dated: June 27, 2011

/s/ Harry Bagot
By: Harry Bagot